                        SYNETIC, INC. AND SUBSIDIARIES              EXHIBIT 11.1
                       COMPUTATION OF EARNINGS PER SHARE


                                                                                       YEARS ENDED JUNE 30,
                                                                                       --------------------
                                                                                1997            1996            1995
                                                                                ----            ----            ----
                                                                                (IN THOUSANDS, EXCEPT PER SHARE DATA)

Primary Earnings (Loss) from Continuing Operations              (A)             ($27,460)         $8,585           $635

Assumed Conversion of Convertible Debentures (1)                                  -               -               1,908

                                                                             ------------     -----------    -----------
Fully Diluted Earnings (Loss) from Continuing Operations        (B)             ($27,460)         $8,585         $2,543
                                                                             ============     ===========    ===========

Primary Earnings of Discontinued Operations and
 Sale of Institutional Pharmacies                               (C)               -               -             $15,459

Fully Diluted Earnings of Discontinued Operations and
 Sale of Institutional Pharmacies                               (D)               -               -             $15,459
                                                                             ------------     -----------    -----------


Weighted Average Shares Outstanding                                               17,133          16,667         16,499

Dilutive Common Stock Equivalents for Primary Earnings
 Per Share Using the Treasury Stock Method (1)                                    -                1,359            880

Weighted Average Shares and Common Equivalent Shares                         ------------     -----------    -----------
 Outstanding for Primary Earnings per Share                     (E)               17,133          18,026         17,379


Additional Equivalent Shares upon Assumed Conversion
 of Convertible Debentures (1)                                                    -               -               1,973
                                                                             ------------     -----------    -----------

Weighted Average Shares and Common Equivalent Shares
 Outstanding for Fully Diluted Earnings per Share               (F)               17,133          18,026         19,352


Earnings Per Share:

Primary
   Continuing Operations                                     (A)/(E)              ($1.60)          $0.48          $0.04
   Discontinued Operations                                   (C)/(E)                   0               0           0.89
                                                                             ------------     -----------    -----------

Net Earnings per Common Share                                                     ($1.60)          $0.48          $0.93
                                                                             ============     ===========    ===========


Fully Diluted
   Continuing Operations                                     (B)/(F)              ($1.60)          $0.48          $0.13
   Discontinued Operations                                   (D)/(F)                   0               0           0.80
                                                                             ------------     -----------    -----------

Net Earnings per Common Share                                                     ($1.60)          $0.48          $0.93
                                                                             ============     ===========    ===========
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(1) Common Stock Equivalents Are Antidilutive for the Fiscal Year Ended June 30,
    1997.